UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 12, 2007 (February 6, 2007)
REPLIDYNE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-52082 (Commission File Number)	84-1568247 (I.R.S. Employer Identification No.)

1450 Infinite Drive, Louisville, Colorado (Address of principal executive offices)		80026 (Zip Code)
303-996-5500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Section 1 -— Registrant’s Business and Operations
Item 1.02 Termination of a Material Definitive Agreement.
On February 6, 2007, Replidyne, Inc. announced that its collaboration and commercialization agreement for faropenem medoximil (faropenem) with Forest Laboratories, Inc. was terminated. This termination follows the issuance in October 2006 of a non-approvable letter by the U.S. Food and Drug Administration (“FDA”) for the Company’s new drug application for faropenem that was submitted to the FDA in December 2005. As a result, Replidyne will reacquire all U.S. rights to faropenem. In accordance with the termination provisions of the collaboration agreement, Forest Laboratories will cooperate with Replidyne to assure a smooth transition of the faropenem programs for a period of up to six months. No penalty fees were incurred by either party in connection with the termination of the collaboration agreement.
Section 7 -— Regulation FD
Item 7.01 Regulation FD Disclosure.
On February 6, 2007, Replidyne issued a press release regarding the termination of its collaboration agreement with Forest Laboratories, as further described in Item 1.02. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.
In accordance with General Instruction B.2. of Form 8-K, the information presented under this Item 7.01 and attached as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.

99.1	Press Release, dated February 6, 2007, Entitled “Replidyne and Forest End Faropenem Collaboration.”

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPLIDYNE, INC.
Dated: February 12, 2007	By:	/s/ Mark L. Smith
Mark L. Smith
Chief Financial Officer
Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated February 6, 2007, Entitled “Replidyne and Forest End Faropenem Collaboration.”